INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Alexander's, Inc. Omnibus Stock Plan of our report dated March 7, 1996, appearing in the Annual Report on Form 10-K of Alexander's, Inc. for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
June 28, 1996